Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 21st day of April, 2005, by and among Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Note and Warrant Purchase Agreement, dated April 21, 2005, by and among the Company and the Investors (the “Purchase Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

The parties hereby agree as follows:

1.  Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any person, any other person which directly or indirectly Controls, is Controlled by, or is under common Control with, such person.

“Business Day” shall mean a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) any subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or any subsidiary of the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and the subsidiaries of the Company taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Effectiveness Deadline” has the meaning set forth in Section 2(c)(i).

“Holders” shall mean the Investors and any transferee of the Investors’ Registrable Securities with respect to the rights that such transferee shall have acquired in accordance with Section 8(c) hereof, at such times as such transferee shall own such Registrable Securities.

“Investors” shall mean the Investors identified in the Purchase Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean the shares of Common Stock issuable (i) upon the exercise of the Warrants and (ii) with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security (x) upon any sale or exchange pursuant to a Registration Statement or Rule 144 under the 1933 Act or in a tender offer or exchange offer under the 1934 Act, (y) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 8(c) hereof, to the rights under this Agreement or (z) at such time as they become eligible for sale pursuant to Rule 144(k) under the 1933 Act.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Transfer” shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a “Transfer”.

“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.                                       Registration.

(a)                                  Registration Statements.

(i)                                     Promptly after the Closing (the “Closing Date”), but in no event later than thirty-five (35) days after the Closing Date (the “Filing Deadline”), the Company shall, subject to receipt of necessary information from the Holders, prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of Registration Statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of all of the Registrable Securities.  Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A.  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  The Registration Statement may include shares of Common Stock other than those held by the Holders, provided that the inclusion of those shares would not affect the plan of distribution included in the Registration Statement.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Holders and their counsel prior to its filing or other submission.  If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline (a “Registration Default”), the Company will make pro rata payments to each Holder, as liquidated damages (and not as a penalty, as damages are impossible to forecast or predict and these amounts are deemed reasonable in all respects), in an amount equal to 1.0% of the aggregate amount invested by such Holder (the amount invested by a Holder shall include the aggregate principal amount of the Notes acquired by such Holder and shall exclude any amount attributable to the Warrants acquired by such Holder pursuant to the Purchase Agreement) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities.  Notwithstanding anything to the contrary in Section 6 hereof or any other provision of this Agreement, the issuance of cash as provided in this Section 2(a)(i) shall constitute the Holders’ sole and exclusive remedy in the event of any Registration Default; provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Holder shall have all other remedies available at law or in equity.  Such payments shall be made to each Holder in cash.  The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within five (5) Business Days of the last day of each such 30-day period during which the Registration Statement should have been filed for which no Registration Statement was filed with respect to the Registrable Securities.

(ii)                                  Additional Registrable Securities.  Upon the written demand of the Investors and only upon any increase pursuant to Sections 4 and 5 of the Warrants in the number of “Warrant Shares” (as that term is defined in the Warrants) purchasable under the Warrants such that additional shares of Common Stock become issuable upon exercise of such Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of Registration Statement as is then available to effect a registration for resale of such additional shares of

Common Stock (the “Additional Shares”)) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement.  Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A.  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares.  The Registration Statement may include shares of Common Stock other than those held by the Holders, provided that the inclusion of those shares would not affect the plan of distribution included in the Registration Statement.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Holders and their counsel prior to its filing or other submission.  If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within thirty (30) days of the request of the Investors (an “Additional Shares Default”), the Company will make pro rata payments to each Holder, as liquidated damages (and not as a penalty, as damages are impossible to forecast or predict and these amounts are deemed reasonable in all respects), in an amount equal to 1.0% of the aggregate amount invested by such Holder (the amount invested by a Holder shall include the aggregate principal amount of the Notes acquired by such Holder and shall exclude any amount attributable to the Warrants acquired by such Holder pursuant to the Purchase Agreement) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares.  Notwithstanding anything to the contrary in Section 6 hereof or any other provision of this Agreement, the issuance of cash as provided in this Section 2(a)(ii) shall constitute the Holders’ sole and exclusive remedy in the event of any Additional Shares Default; provided, further, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Holder shall have all other remedies available at law or in equity.  Such payments shall be made to each Holder in cash.  The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within five (5) Business Days of the last day of each such 30-day period during which the Registration Statement should have been filed for which no Registration Statement was filed with respect to the Additional Shares.

(b)                                 Expenses.  The Company will pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding the fees and disbursements of more than one law firm serving as counsel to the Holders, and discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, or taxes of any kind (including, without limitation, transfer taxes), with respect to the Registrable Securities being sold.

(c)                                  Effectiveness.

(i)                                     The Company shall, subject to receipt of necessary information from the Holders, use commercially reasonable best efforts to have the Registration Statement declared effective not later than the earlier to occur (the “Effectiveness Deadline”) of (y) the 120th day immediately following the Closing Date, or (z) five (5) Business Days following the Company’s receipt of a no-review letter from the SEC relating to the Registration Statement; provided, however, if the Registration Statement is not declared effective before the Effectiveness Deadline, the Company shall continue to use commercially reasonable best efforts to have the Registration Statement declared effective as soon as possible thereafter.  If (A) the Registration Statement has not been declared effective by the Effectiveness Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement), but except as excused pursuant to subsection (ii) below (an “Effectiveness Default”), then the Company will make pro rata payments to each Holder, as liquidated damages (and not as a penalty, as damages are impossible to forecast or predict and these amounts are deemed reasonable in all respects), in an amount equal to 1.0% of the aggregate amount invested by such Holder (the amount invested by a Holder shall include the aggregate principal amount of the Notes acquired by such Holder and shall exclude any amount attributable to the Warrants acquired by such Holder pursuant to the Purchase Agreement) for each 30-day period or pro rata for any portion thereof following the date (1) by which such Registration Statement should have been effective as described in (A) above had the Company used commercially reasonable best efforts to have the Registration Statement declared effective or (2) sales cannot be made pursuant to such Registration Statement after it has been declared effective as described in (B) above (the “Blackout Period”).  Notwithstanding anything to the contrary in Section 6 hereof or any other provision of this Agreement, the issuance of cash as provided in this Section 2(c)(i) shall constitute the Holders’ sole and exclusive remedy for in the event of an Effectiveness Default; provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Holder shall have all other remedies available at law or in equity.  The Blackout Period shall terminate upon (x) the effectiveness of the Registration Statement in the case of (A) above; and (y) the Registration Statement again being available for sales by the Holders in the case of (B) above.  Such payments shall be made to each Holder in cash.  The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within five (5) Business Days of the last day of each 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period.

(ii)                                  For not more than twenty (20) consecutive days or for a total of not more than forty (40) days in any eighteen (18) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section 2, if the disclosure of such material non-public information at the time is not, in the good faith opinion of the Board of Directors of Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Holders in writing of the existence of material non-public information giving rise to an Allowed Delay, and (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

(d)                                 Underwritten Offering.  If any offering pursuant to a Registration Statement filed pursuant to Section 2(a) hereof involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Investors.

3.                                       Company Obligations.  The Company will use commercially reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)                                  use commercially reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period not exceeding, with respect to each Holder’s Registrable Securities, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which such Holder may sell all Registrable Securities then held by the Holder without restriction by the volume limitations of Rule 144(e) of the 1933 Act, and (iii) such time as all Registrable Securities held by such Holder have been sold (A) pursuant to a Registration Statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) in a transaction exempt from the registration and prospectus delivery requirement of the 1933 Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities;

(c)                                  provide copies to and permit counsel to the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the SEC and not file such Registration Statement or any amendment or supplement thereto to which such counsel reasonably objects within two (2) Business Days following receipt by such counsel of such Registration Statement and/or amendments and supplements thereto;

(d)                                 furnish to all of the Holders: (i) with a copy to their legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be), at least five (5) copies of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and that portion of each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and that portion of correspondence from the SEC or the staff of the SEC, in each case relating to information contained in the Registration Statement pertaining to the Holders or the plan of distribution; (ii) with a copy to their legal counsel, such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; and (iii) upon receipt of notice or an order from the SEC of, but in any event before, the effectiveness of any Registration Statement, notice of the date and time such Registration Statement will become effective;

(e)                                  in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

(f)                                    if required by the underwriter, the Company shall furnish, on the effective date of the Registration Statement (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and the Holders;

(g)                                 use commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(h)                                 prior to any public offering of Registrable Securities, use commercially reasonable best efforts to register or qualify or cooperate with the Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Holders and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection with this paragraph (h) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or amend its Certificate of Incorporation or By-Laws in a manner that the Board of Directors of the Company deems inadvisable;

(i)                                     use its best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market, if any, on which similar securities issued by the Company are then listed;

(j)                                     within one (1) Business Day of receipt, notify the Holders, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act, after the Company shall receive notice or obtain knowledge of the existence of any fact, or the happening of any event, as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(k)                                  otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

4.                                       Due Diligence Review; Information.  The Company shall make available, during normal business hours and upon reasonable notice by the Holders, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders), and any underwriter participating in any disposition of Common Stock on behalf of the Holders pursuant to a Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Notwithstanding the foregoing, except as set forth in Section 5.4 of the Purchase Agreement, the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review.

5.                                       Obligations of the Holders.

(a)                                  Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement.  A Holder shall provide such information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b)                                 Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)                                  In the event the Company, at the request of the Holders, determines to engage the services of an underwriter, each such Holder agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities.

(d)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder’s receipt of copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

(e)                                  No Holder may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.  Notwithstanding the foregoing, no Holder shall be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities owned by it, including its right to sell the Registrable Securities, and any indemnification in favor of the underwriter by the Holders shall be several and not joint and limited in the case of any Holder, to the net proceeds received by such Holder from the sale of its Registrable Securities.  The scope of any such indemnification in favor of an underwriter shall be limited to the same extent as the indemnity provided in Section 6(b) hereof.

6.                                       Indemnification.

(a)                                  Indemnification by the Company.  The Company will indemnify and hold harmless each Holder and each other person, if any, who controls such Holder within the meaning of the 1933 Act or 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for blue sky compliance or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Holder’s behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse such Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished in writing by or on behalf of such Holder or any such controlling person specifically for use in such Registration Statement or Prospectus.

(b)                                 Indemnification by the Holders.  In connection with any Registration Statement pursuant to the terms of this Agreement, each Holder will furnish to the Company in writing such information as the Company reasonably requests concerning such Holder or the proposed manner of such Holder’s distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Subsidiaries and its and their respective directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of a Holder be greater in amount than the aggregate dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)                                 Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it completely harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a Holder be greater in amount than the aggregate dollar amount of the net proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

(e)                                  The rights and obligations of the Company and the Holders under this Section 6 shall survive the termination of this Agreement.

7.                                       Termination.  All of the Company’s obligations to register Registrable Securities under Section 2 shall terminate upon the earliest of (a) five (5) years after the Closing Date or (b) the date on which no Holder holds any Registrable Securities.

8.                                       Miscellaneous.

(a)                                  Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and Holders holding a majority of the Registrable Securities.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of Holders holding a majority of the Registrable Securities.

(b)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Purchase Agreement.

(c)                                  Assignments and Transfers by Holders.  The rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any Affiliate of such Holder in connection with the Transfer of Registrable Securities to such Affiliate, in all cases, if: (i) the transferor provides written notice of such Transfer to the Company promptly after such Transfer is effected; and (ii) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and the Company is provided a copy of such agreement.  The rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any non-Affiliate of such Holder in connection with the Transfer of Registrable Securities to such non-Affiliate, in all cases, if: (i) the transferor is Transferring at least 50,000 Registrable Securities (as adjusted for any stock split, stock dividend, recapitalization or otherwise) at any given time; (ii) if no Default or Event of Default has occurred, the transferee is not a for-profit company engaged in the business of researching (including without limitation, contract research organizations), developing and/or commercializing pharmaceutical or biotechnology products that are then competitive with products of the Company; (iii) the transferor provides written notice of such Transfer to the Company promptly after such Transfer is effected; and (iv) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and the Company is provided a copy of such agreement.  Immediately upon compliance with the provisions of this Section 8(c), the transferee shall have all of the rights of the transferor under this Agreement, without further action or deed by the Company, the Holder or any other party.

(d)                                 Assignment of Agreement; Company Sale.  This Agreement shall not be assigned by the Company without the prior written consent of Holders holding a majority of the Registrable Securities.  For purposes of clarity, the Company shall have the ability to transact and/or consummate a Company Sale without the prior written consent of the Holders upon notice duly given to such Holders, provided that any successor in interest assumes the Company’s duties hereunder by operation of law or contractually.

(e)                                  Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)                                    Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)                                 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)                                     Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)                                     Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)                                  Governing Law; Consent to Jurisdiction.  This Agreement, and all matters arising directly or indirectly hereunder, shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably consents and submits to the non-exclusive jurisdiction of the state and federal courts located in New York in connection with any suit, action or other proceeding directly or indirectly relating to or arising out of this Agreement.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  THE COMPANY AND EACH OF THE HOLDERS HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	GENAISSANCE PHARMACEUTICALS, INC.

	By:	/s/ Ben D. Kaplan
	Name:	Ben D. Kaplan
	Title:	Senior VP & CFO

The Investors:	XMARK OPPORTUNITY FUND, LTD.

	By:	/s/ Mitchell D. Kaye
	Name:	Mitchell D. Kaye
	Title:	C.I.O.

XMARK OPPORTUNITY FUND, L.P.

	By:	/s/ Mitchell D. Kaye
	Name:	Mitchell D. Kaye
	Title:	C.I.O.

XMARK JV INVESTMENT PARTNERS, LLC

	By:	/s/ Mitchell D. Kaye
	Name:	Mitchell D. Kaye
	Title:	C.I.O.

[Signature Page to Registration Rights Agreement]

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.